EXHIBIT (23.2)

               Consent of independent certified public accountants



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference, in the Registration Statement of Weitzer Homebuilders, Incorporated and Subsidiaries on Form S-8, of our report dated November 22, 1995, on our audits of the consolidated financial statements of Weitzer Homebuilders, Incorporated and Subsidiaries as of September 30, 1994, and for the years ended September 30, 1995, 1994, and 1993, which report is included in the Annual report on Form 10-K of Weitzer Homebuilders Incorporated and Subsidiaries for the year ended September 30, 1995.


/s/ Coopers & Lybrand L.L.P.
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Coopers & Lybrand L.L.P.

Miami, Florida
May 17, 1996